UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Zenith National Insurance Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by: Zenith National Insurance Corp.

Pursuant to Rule 14a-6

under the Securities Exchange Act of 1934

Subject Company: Zenith National Insurance Corp.

Commission File No. 001-09627

On April 22, 2010, the following press release was issued by Zenith National Insurance Corp., the Registrant:

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	WILLIAM J. OWEN
FOR IMMEDIATE RELEASE	Senior Vice President,
Investor Relations
818-676-3936

ZENITH ANNOUNCES THAT THE DELAWARE COURT OF CHANCERY HAS
DENIED THE PRELIMINARY INJUNCTION RELATED TO THE PENDING
MERGER WITH FAIRFAX

WOODLAND HILLS, CALIFORNIA, April 22, 2010   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .   Zenith National Insurance Corp. (NYSE: ZNT) announced today that the Delaware Court of Chancery, ruling from the bench after hearing arguments from plaintiffs who had filed actions in both Delaware and California, has denied the preliminary injunction that was filed to attempt to prevent the stockholder vote on the pending merger with Fairfax Financial Holdings, Ltd.

About Zenith

Zenith National Insurance Corp., a Delaware corporation incorporated in 1971, is a holding company engaged, through its wholly-owned subsidiaries, Zenith Insurance Company and ZNAT Insurance Company, in the workers’ compensation insurance business, nationally.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Statements containing words such as expect, anticipate, believe, estimate, likely or similar words that are used herein or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on Zenith.  Such forward-looking statements are not guarantees of future events.  Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors: (i) Zenith’s stockholders may not adopt the merger agreement; (ii) the parties may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (iii) the parties may be unable to complete the merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived; (iv) possible disruptions from the merger may make it more difficult to maintain business and operational relationships; (v) developments beyond the parties’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments and technological developments; and (vi) the “risk factors” and other factors referred to in Zenith’s reports filed with or furnished to the Securities and Exchange Commission (the “SEC”).  There can be no assurance that other factors not currently anticipated by Zenith will not materially and adversely affect future events.  Investors and stockholders are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Zenith.  Forward-looking statements speak only as of the date they are made.  Zenith does not undertake any obligation to update or revise any forward-looking statement.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, a definitive proxy statement and a form of proxy was filed with the SEC and mailed to stockholders of record as of March 26, 2010.  INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO.

Investors and stockholders may obtain free copies of the definitive proxy statement and other documents filed by Zenith, when available, at the SEC’s Web site at www.sec.gov or at Zenith’s Web site at www.thezenith.com. The definitive proxy statement and such other documents may also be obtained for free from Zenith by directing such request to Investor Relations, Zenith National Insurance Corp., 21255 Califa Street, Woodland Hills, California 91367, telephone: 1-818-713-1000.

Zenith and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Zenith’s stockholders in connection with the proposed transaction. Information concerning the interests of those persons is set forth in Zenith’s proxy statement relating to the 2009 annual stockholder meeting and annual report on Form 10-K for the year ended December 31, 2009, as supplemented and amended by Amendment No. 1 on Form 10-K/A for the year ended December 31, 2009, each filed with the SEC, and is also set forth in the definitive proxy statement relating to the transaction.